EXHIBIT 99.1

Nanophase Reports Second Quarter 2014 Financial Results

The Company's Financial Conference Call is Scheduled for July 31, 2014 at 11am EDT

ROMEOVILLE, Ill., July 30, 2014 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the second quarter and six months ended June 30, 2014.

"We continue to execute on our balanced approach of focusing on new near- and mid-term opportunities to fuel growth, while managing the business as efficiently as possible to fully leverage our current resources. We have seen solid performance from our core business as well as encouraging market feedback from our business development activities.

This year, revenue continues to trend differently than in 2013. The first quarter was our strongest revenue quarter last year, with subsequent quarters coming in lighter. For 2014, we expect new revenue streams to be added as the year moves along for a more balanced result, as the small increase in the second quarter implies. In addition, I would point out that our bottom line has been much stronger in 2014 than it was last year, to the point that we generated a modest positive cash flow during the second quarter as we continue to implement our strategy," commented Nanophase CEO and President Jess Jankowski.

Second Quarter 2014 Financial Highlights

  Revenue for the second quarter was $2.9 million, vs. the $2.7 million reported during the second quarter of 2013.
  The net loss for the quarter was $0.1 million, or a loss of $0.00 per share, compared to a net loss of $0.5 million, or $0.02 per share, for the comparable 2013 quarter.
  The Company finished the quarter with approximately $2.4 million in cash and cash equivalents; the company has no debt.

Six months ended June 30, 2014 Financial Highlights

  Revenue for the first six months of 2014 was $5.5 million, vs. the $5.7 million reported during the first six months of 2013.
  The net loss for the first six months of 2014 was $0.5 million, or a loss of $0.02 per share, compared to a net loss of $0.9 million, or $0.03 per share, for the comparable 2013 period.

Mr. Jankowski will discuss progress toward the Company's key near- and mid-term business development goals in more detail during tomorrow's call.

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

Second Quarter 2014 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's President & CEO, is scheduled for July 31, 2014, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 70841775. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 28, 2014. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	June 30,
	2014	December 31,
ASSETS	(Unaudited)	2013

Current assets:
Cash and cash equivalents	$ 2,407,802	$ 3,276,132
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on June 30, 2014 and December 31, 2013	987,858	52,173
Other receivable	--	644
Inventories, net	853,760	976,110
Prepaid expenses and other current assets	251,921	201,622
Total current assets	4,531,341	4,536,681

Equipment and leasehold improvements, net	2,223,845	2,464,089
Other assets, net	26,112	27,346
	$ 6,781,298	$ 7,028,116

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	26,083	30,514
Accounts payable	640,954	502,935
Accrued expenses	344,811	323,214
Total current liabilities	1,011,848	856,663

Long-term portion of capital lease obligations	--	10,593
Long-term deferred rent	627,063	632,652
Asset retirement obligation	163,029	159,959
Total long-term liabilities	790,092	803,204

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,481,496 shares issued and outstanding on June 30, 2014 and December 31, 2013, respectively	284,815	284,815
Additional paid-in capital	95,871,955	95,761,431
Accumulated deficit	(91,177,412)	(90,677,997)
Total stockholders' equity	4,979,358	5,368,249
	$ 6,781,298	$ 7,028,116

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
Product revenue, net	$ 2,847,600	$ 2,677,493	$ 5,423,361	$ 5,653,214
Other revenue	29,734	5,618	38,935	9,250
Net revenue	2,877,334	2,683,111	5,462,296	5,662,464

Operating expense:
Cost of revenue	1,845,571	1,834,086	3,722,844	3,907,184
Gross profit	1,031,763	849,025	1,739,452	1,755,280

Research and development expense	336,196	453,091	673,583	881,821
Selling, general and administrative expense	764,943	857,284	1,562,943	1,817,952
Loss from operations	(69,376)	(461,350)	(497,074)	(944,493)
Interest income	326	427	696	744
Interest expense	(1,434)	(1,771)	(3,037)	(9,125)
Other, net	--	11,100	--	17,100
Loss before provision for income taxes	(70,484)	(451,594)	(499,415)	(935,774)
Provision for income taxes	--	--	--	--
Net loss	$ (70,484)	$ (451,594)	$ (499,415)	$ (935,774)

Net loss per share- basic and diluted	$ --	$ (0.02)	$ (0.02)	$ (0.03)

Weighted average number of basic and diluted common shares outstanding	28,481,496	28,468,162	28,481,496	28,467,444

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
Product revenue, net	$ 2,847,600	$ 2,677,493	$ 5,423,361	$ 5,653,214
Other revenue	29,734	5,618	38,935	9,250
Net revenue	2,877,334	2,683,111	5,462,296	5,662,464

Operating expense:
Cost of revenue detail:
Depreciation	150,783	179,901	299,867	359,633
Non-Cash equity compensation	6,782	7,603	13,894	15,200
Other costs of revenue	1,688,006	1,646,582	3,409,083	3,532,351
Cost of revenue	1,845,571	1,834,086	3,722,844	3,907,184
Gross profit	1,031,763	849,025	1,739,452	1,755,280

Research and development expense detail:
Depreciation	24,807	31,503	52,441	64,581
Non-Cash equity compensation	14,917	20,996	31,059	42,170
Other research and development expense	296,472	400,592	590,083	775,070
Research and development expense	336,196	453,091	673,583	881,821

Selling, general and administrative expense detail:
Depreciation and amortization	9,695	13,429	19,164	26,844
Non-Cash equity compensation	27,610	43,374	61,032	91,605
Other selling, general and administrative expense	727,638	800,481	1,482,747	1,699,503
Selling, general and administrative expense	764,943	857,284	1,562,943	1,817,952
Loss from operations	(69,376)	(461,350)	(497,074)	(944,493)
Interest income	326	427	696	744
Interest expense	(1,434)	(1,771)	(3,037)	(9,125)
Other, net	--	11,100	--	17,100
Loss before provision for income taxes	(70,484)	(451,594)	(499,415)	(935,774)
Provision for income taxes	--	--	--	--
Net loss	$ (70,484)	$ (451,594)	$ (499,415)	$ (935,774)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	1,108	1,344	2,341	8,381
Addback Depreciation/Amortization	185,285	224,833	371,472	451,058
Addback Non-Cash Equity Compensation	49,309	71,973	105,985	148,975

Adjusted EBITDA	$ 165,218	$ (153,444)	$ (19,617)	$ (327,360)
CONTACT: COMPANY CONTACT
         Nancy Baldwin
         Investor Relations
         630-771-6708